EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Members
Lyric Health Care LLC

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in accounting method, effective January 1, 1996, from deferring and amortizing pre-opening costs of medical specialty units to recording them as expenses when incurred.

                                                          KPMG Peat Marwick LLP



Baltimore, Maryland
July 24, 1998